INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements No. 333-3212 and No. 333-81719 on Form S-8 of Columbus McKinnon Corporation, of our report dated August 24, 1998, with respect to the consolidated financial statements of GL International, Inc. and subsidiaries appearing in this Annual Report of Columbus McKinnon Corporation on Form 10-K for the year ended March 31, 1999.


                                                   /s/ Deloitte & Touche LLP



Tulsa, Oklahoma
June 29, 1999